Exhibit 99.1

Helmerich & Payne, Inc. UBS Global Oil and Gas Conference May 23-24, 2017

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet Most capable land drilling fleet Market share leader in the U.S. Robust term contract backlog Operational strategy focused on continued innovation, safety, performance excellence, reliability and customer satisfaction About Helmerich & Payne (H&P)

H&P’s Strong Balance Sheet (As of March 31, 2017) 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings.

Current Dividend Yields Source: Nasdaq IR Insight (FactSet). Yields calculated as of market close on May 5, 2017.

H&P’s Global Rig Fleet

U.S. Land Market Share Leader As of April 2017 (~900 Active Rigs in U.S. Land) Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. Values for PTEN include active rigs recently acquired from Seventy Seven Energy (SVNT).

H&P Global Fleet Under Term Contract The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 5/23/17. Given notifications as of 5/23/17, the Company expects to generate approximately $5 million in the third fiscal quarter of 2017 and over $18 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. *

U.S. Land Drilling Market Conditions Encouraging signs indicate that the U.S. land market could continue to build momentum, though the rate of increase in activity may slow to a more modest pace. Rig specification requirements have been increasing during this recovery due to more complex well designs. Many contractors’ existing idle rigs are not suitable for upgrades, and current market rates are still too low to support new builds. This may constrain growth for those without scale in upgradable rigs. Average spot pricing is generally in the high-teens for high quality, high performing AC drive rigs and we still expect further spot pricing improvement.

U.S. Activity by Well and Rig Type Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. ~900 Active U.S. Land Rigs (April 2017) Horiz & Dir AC Drive Rigs Horiz & Dir SCR & Mech Rigs Vertical All Rigs

(~595 Rigs as of April 2017) Active AC Drive U.S. Rig Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).

Capturing Opportunities in U.S. Land Market H&P’s total U.S. land market share (at ~19%) has risen since the peak (~15%) H&P’s market share has also grown in the AC drive rig segment (~28%), which continues to rapidly expand Our estimate for fiscal 2017 capital expenditures increased in January in response to sharp improvement in customer demand Incremental capital expenditures are being directed to meet higher rig specifications necessary to effectively drill the more complex well profiles that are increasingly preferred by customers

H&P Uniquely Positioned – Family of SolutionsTM Positioned to take market share in a strong or moderate market recovery Uniquely leveraged to provide E&P companies the rig of choice Design of the FlexRig fleet allows for a broad range of rig upgrades

Incremental CapEx Upgrade Opportunities 7,500 psi mud circulating systems Investing in multi-well pad drilling capability Full utilization of FlexRig3 skid systems led to building additional systems to meet demand FlexRig3 walking systems Third mud pump 25,000+ ft setback capability Increased mud volume capability Other customer specific upgrades

H&P U.S. Land Fleet – Family of Solutions™

350 Available H&P U.S. Land Rigs

1,500 hp AC Drive FlexRigs*, including 270 Upgraded or Upgradeable to Rig Specifications in High Demand**



3,000 hp SCR Rigs (2)
1,150 hp AC Drive FlexRigs (22)
1,500 hp AC Drive FlexRigs* (326)
Other (~56)
Upgraded (~124)
Potential Upgrade Candidates (~146)

* Roughly 60% are optimal for multiple-well pad drilling applications.

** AC drive FlexRigs with 1,500 hp drawworks and 750,000# hookload ratings (270) that do not already have 7,500 psi mud circulating systems and multiple-well pad drilling systems can be upgraded to include these two capabilities. These five combined rig specifications are in high demand and fit the description of what some industry followers refer to as "super-spec" rigs ("Upgraded"). Additional capabilities, including third mud pumps, 25,000' setback, increased mud volume, etc., may also be included to meet customer requirements.

AC Fleet Size Creates Opportunity We have greater scale than any competitor with the ability to upgrade and deploy a total of 270 FlexRigs to rig specifications in highest demand without investing in new builds. With 146 FlexRigs remaining that can receive upgrades, we have very attractive leverage to our bottom line. We can provide these higher specification rigs in a very capital-efficient way and meet demand without the need to over invest (as compared to having to build new rigs). Our Integrated Model, along with our proven ability to deliver the best rigs and the best returns in the sector creates opportunity.

H&P's Lead in U.S. Land AC Drive Rigs

with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload


Estimated Number of AC Drive Land Rigs in U.S. with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload*
320
280
240
200
160
120
80
40
0
Idle
Active
HP
PTEN**
NBR
PDS
All Others***

AC Drive Rigs with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload (existing as of first quarter annnouncements of calendar 2017)

* The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings.

** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).

*** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS.

H&P's Lead in U.S. Land AC Drive Rigs

with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload



Estimated Number of AC Drive Land Rigs in U.S. with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload*
320
280
240
200
160
120
80
40
0
Idle
Active
2014 Peak activity (all U.S. land rigs)
HP
PTEN**
NBR
PDS
All Others***
AC Drive Rigs with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload (existing as of first quarter annnouncements of calendar 2017)

* The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings.

** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).

*** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS.

H&P's Lead in U.S. Land AC Drive Rigs

with 1,500hp Drawworks Rating and 750,000 lbs. Mast Hookload



Estimated Number of AC Drive Land Rigs in U.S. with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload*
320
280
240
200
160
120
80
40
0
Idle
Active
April 2017 activity (all U.S. land rigs)
2014 Peak activity (all U.S. land rigs)
HP
PTEN**
NBR
PDS
All Others***
AC Drive Rigs with 1,500 hp Drawworks Rating and 750k lbs. Mast Hookload (existing as of first quarter annnouncements of calendar 2017)

* The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings.

** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).

*** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS.

H&P’s Experience and Expertise Have the people, systems and the operational support structures to drive high performance and reliability Over 1,900 rig years of AC drive operational experience Our expertise within an integrated business model (designing, building and upgrading the fleet) provides the best value solution for the customer

Benefits of an Integrated Model CONTINUOUS IMPROVEMENT DESIGN (and redesign) FABRICATE (and upgrade) OPERATE (and improve)

FlexRig Family of SolutionsTM - Pad Design The FlexRig3 skid system is designed to meet the requirements for standard pad drilling. Typically customers drill 2-4 wells per pad. The “Walking” option for the FlexRig3 is designed to meet the unique case for which a skid design may not be as well suited. This additional capability for FlexRig3 will further enhance our Family of SolutionsTM and we believe will enable us to capture additional market share. The FlexRig5 skid system is a bi-directional design, with the typical pad having 2-4 wells, and in some cases range from 6-8 wells.

The H&P Family of SolutionsTM provides options that clearly match pad drilling trends. Source: Coras Research, LLC % of Horizontal Wells Drilled (Permian ONLY) H&P’s Family of SolutionsTM Matches Pad Drilling Trends

We have designed a new walking system for a FlexRig3 as we believe this could lead to incremental market share gains with some customers that have unique locations. The advantages of the FlexRig3 walking system will allow H&P to provide a new design into the market for a much lower investment than having to build a new rig. The cost of the walking system will be more than a standard skid upgrade on a FlexRig3 as a result of the new substructure design. “Walking” Option in FlexRig Family of SolutionsTM

H&P’s U.S. Land Fleet Activity (1) Includes rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. (2)

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Well designs are increasingly complex, including longer laterals and more challenging drilling requirements. Customers continue to focus on safety, efficiency, technology, and reliable drilling performance. AC drive rigs are best suited and continue to be upgraded for more demanding drilling requirements. The replacement cycle is expected to continue.

Leading U.S. Unconventional Driller (188 H&P Contracted Land Rigs as of 5/23/17)

Increasing Focus on More Difficult Drilling

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of April 2017)

The Replacement Cycle: Customer Adoption

U.S. Land Market (as of April 2017)

Top 10 E&P Operators
(~205 Active Rigs by Power Type)


Legacy Rigs 14%
AC Drive Rigs 86%

Next ~115 E&P Operators
(~510 Active Rigs by Power Type)


Legacy Rigs 33%
AC Drive Rigs 67%

Remaining E&P Operators
(~185 Active Rigs by Power Type)


Legacy Rigs 61%
AC Drive Rigs 39%

Top 10 E&P Operators	Next ~115 E&P Operators	Remaining E&P Operators
They represent the 10 most active E&P operators and employ ~23% of the industry's active drilling rigs.	They represent the next ~115 most active operators and employ ~57% of the industry's active drilling rigs.	They represent all other remaining active operators and employ ~20% of the industry's active drilling rigs.
~97% of their rigs are drilling horizontal or directional wells.	~94% of their rigs are drilling horizontal or directional wells.	~77% of their rigs are drilling horizontal or directional wells.
~14% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.	~28% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.	~39% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

The Replacement Cycle Continues

As of April 2017
(~900 Active Rigs in U.S. Land By Power Type)


Mechanical Rigs 15%
SCR Rigs 19%
AC Drive Rigs 66%

As of October 2008 (Peak)
(~1,925 Active Rigs in U.S. Land By Power Type)


AC Drive Rigs 15%
Mechanical Rigs 51%
SCR Rigs 34%

As of October 2014 (Peak)
(~1,930 Active Rigs in U.S. Land By Power Type)


Mechanical Rigs 31%
AC Drive Rigs 41%
SCR Rigs 28%

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

Performance Is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Uniform Fleet Size & Scale Operational Support Network Processes/Data Maintenance Supply Chain

Center of Excellence – Tulsa, OK Support Structure Data Analysis Best Practices 24/7 Technical and Performance Solutions:

Acquiring MOTIVE Drilling Technologies, Inc. Entered into $75 million agreement to acquire MOTIVE, plus up to $25 million in potential earnout payments. MOTIVE’s proprietary Bit Guidance System is a unique directional drilling technology. Industry leader in the use of cognitive computing to guide the directional drilling process Algorithm-driven system More than 200 horizontal wells to date MOTIVE has the ability to provide decision automation. More efficient drilling (faster and with better accuracy) Smoother, better quality wellbores More accurate well placement Consistently lower drilling costs Potential for increased hydrocarbon production MOTIVE will remain available to all E&P operators and directional drilling service providers regardless of which drilling rig contractor is used. Acquisition accelerates opportunity to advance directional drilling efficiencies through automation.

Acquiring MOTIVE (Continued) “We have a strong and longstanding technology and innovation focus that has been an important part of our organization for many years. Motive is an exciting example of that opportunistic approach.” * * Selected comments from H&P President and CEO, John Lindsay – May 22, 2017 press release.

H&P / Motive Strategic Integration Technology Leaders: H&P Provides- Industry Leader for High Performance Rigs Largest and Most Standardized AC rig Fleet/Platform In-house Solutions for Controls Enhancement & Automation Market Share Leader in US Land Rig Deployment Motive Provides- Leading Directional Decision Automation Platform Advanced Data Analytics and Visualization Tools Proven Remote Directional Drilling Deployment >500Miles of Commercial Automated Directional Drilling Advancing Efficiencies, Quality and Safety Through Automation 36

Customer Satisfaction Matters Value creation for the customer is not only driven by having the right rig. It is also driven by service; the ability of an organization to deliver top performance with that rig. Better service drives value, customer satisfaction, market share and pricing. H&P has been rated 1st in total customer satisfaction for nine years in a row by a well respected third party.* When combined with capital discipline, customer satisfaction also drives shareholder value. * Please refer to EnergyPoint Research.

H&P’s Long Term Strategy Innovation Technology Safety, operational excellence and reliability Customer satisfaction Financial strength

Additional References

Third Fiscal Quarter H&P Outlook (As of April 27, 2017) Drilling Operations Outlook for 3Q of Fiscal 2017 Compared to 2Q of Fiscal 2017 U.S. Land Segment Revenue days expected to increase by roughly 25% Average rig revenue per day expected to be roughly $21,000 (excluding the impact from early termination revenue) Average rig expense per day expected to be roughly $14,300 Offshore Segment Revenue days expected to decrease by approximately 10% to 15% Average rig margin per day expected to be approximately $12,500 International Land Segment Revenue days expected to decrease by approximately 10% Average rig margin per day expected to remain under $4,000 Other Estimates for Fiscal 2017 Depreciation expense now expected to be approximately $580 million1 1 Included in this depreciation estimate are approximately $40 million of abandonment charges, about half of which has already been recognized in the first half of the fiscal year.

Estimated H&P Activity as of May 23, 2017 Rigs Working/ Contracted 188 188 0 6 13 207 Rigs Available 350 348 2 8 38 396 % Contracted 54% 54% 0% 75% 34% 52% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total The remaining SCR rigs in the U.S. Land segment have a 3,000 hp drawworks rating. In collaborating with a long-term customer, one of the Company’s nine offshore rigs was sold to an E&P company that recently acquired the corresponding offshore platform from our customer. The 13 contracted rigs reflect a customer’s withdrawal of an early termination notice for five rigs. (1) (2) (3)

Number of Rigs Already Under Long-Term Contracts* (Estimated Quarterly Average, Including Announced New Builds - as of 5/23/17) H&P Global Fleet Under Term Contract Segment Q3 Q4 Q1 Q2 Q3 Q4 Q1 FY17 FY17 FY18 FY18 FY18 FY18 FY19 U.S. Land 93.2 88.9 76.2 49.0 38.7 32.3 26.8 International Land 11.0 10.0 10.0 10.0 10.0 10.0 10.0 Offshore 2.0 2.0 2.0 2.0 1.9 0.3 0.0 Total 106.2 100.9 88.2 61.0 50.6 42.6 36.8 * The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 5/23/17. Given notifications as of 5/23/17, the Company expects to generate approximately $5 million in the third fiscal quarter of 2017 and over $18 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees.

Contracted Idle Total Long-term Contracts Argentina 10 9 19 10 Bahrain 1 2 3 Colombia 2 6 8 Ecuador 6 6 U.A.E. 2 2 Total 13 25 38 10 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. The 13 contracted rigs reflect a customer’s withdrawal of an early termination notice for five rigs. 10 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (3) Rig Fleet Status (as of May 23, 2017) (1) (2)

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data. The category “Large Operators” includes majors and large independent E&P operators.

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2)

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT). *** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS. with 1,500hp Drawworks Rating

H&P Very Well Positioned to Gain Share

Idle 1,500 hp AC Drive Land Rigs (as of April 2017)



Estimated Number of Idle AC Drive Land Rigs in U.S. with 1,500 hp Drawworks Rating
180
160
140
120
100
80
60
40
20
0
HP*
NBR
PTEN**
PDS
UNT
All Others***

Note: The above estimates are derived from multiple sources including Rig Data and corporate filings.
* Includes ~110 FlexRigs that have been or can be upgraded to what some industry followers refer to as "super-spec" rigs.
** Values for PTEN include active AC drive rigs recently acquired from Seventy Seven Energy (SVNT).
*** Estimated number of idle 1,500 hp AC Drive Land rigs not including those owned by HP, NBR, PTEN, PDS, and UNT.

Drilling Activity in the U.S.

Ten-Year Relative Shareholder Return Source: Nasdaq IR Insight (FactSet) as of May 5, 2017.

Land Drilling Market Valuations Source: Nasdaq IR Insight (FactSet) as of May 5, 2017.

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and Nasdaq IR Insight (FactSet). Oil Prices Natural Gas Prices